Exhibit 99.1

:

          ENDWAVE REPORTS STRONG SECOND QUARTER 2005 FINANCIAL RESULTS

   ENDWAVE RETURNS TO PROFITABILITY IN Q2 ON 62% YEAR-OVER-YEAR REVENUE GROWTH

    SUNNYVALE, Calif., July 26 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its second quarter ended June 30, 2005.

    Endwave reported revenues of $12.2 million for the second quarter of 2005, compared with revenues of $7.6 million for the second quarter of 2004 and $9.1 million for the first quarter of 2005. Cash, cash equivalents and short-term investments as of June 30, 2005 were $22.0 million compared with a balance of $24.8 million at March 31, 2005.

    Net income for the second quarter of 2005 was $318,000, or earnings of $0.03 per diluted share, compared with a net loss for the second quarter of 2004 of $429,000, or a loss of $0.04 per share, and a net loss for the first quarter of 2005 of $847,000, or a loss of $0.08 per share.

    Pro forma net income for the second quarter of 2005 was $424,000, or earnings of $0.04 per diluted share, compared with a pro forma net loss for the second quarter of 2004 of $344,000, or a loss of $0.04 per share, and a pro forma net loss for the first quarter of 2005 of $672,000, or a loss of $0.06 per share.

    For the second quarter of 2005, pro forma net income was calculated by excluding the amortization of intangible assets of $152,000 and a restructuring benefit of $46,000. For the second quarter of 2004, pro forma net loss was calculated by excluding the amortization of deferred stock compensation of $85,000. For the first quarter of 2005, pro forma net loss was calculated by excluding the amortization of intangible assets of $175,000. Management believes that excluding the items described above may permit investors to better compare results from period to period and more accurately assess the company's prospects.

    "Endwave's continued momentum in telecom, defense electronics and homeland security markets produced strong revenue and margin growth that fueled our profitability in the second quarter," said Ed Keible, Endwave's CEO and President. "First half revenues are up 50% from last year, with substantial increases in both legacy and new product sales that will position us well for sustained growth in the second half of 2005," added Keible.

    Endwave Second Quarter 2005 Summary:

    -- Recorded quarterly revenues of $12.2 million, 62% higher than the second quarter of 2004, and 35% higher than the first quarter of 2005.
    -- Increased revenues from sales to customers in defense, homeland security and other non-telecom markets by 237% from the second quarter of 2004, to $2.6 million, or 21% of total revenues in the second quarter of 2005.
    -- Delivered products to over 100 customers during the quarter. The largest customers for the quarter were Nokia and Siemens.
    -- Achieved an overall gross margin of 34% in the second quarter, up from
       31% in the first quarter of 2005.
    -- Strengthened inventory levels in preparation for continued revenue growth in the second half of 2005.
    -- Secured a follow-on order from SafeView for additional Phase I switch arrays for use in SafeScout(TM), its advanced personnel screening portal. -- Initiated the Phase II development contract to engineer next-generation hardware in preparation for volume production of SafeView's portal scanner.
    -- Received a new sole-source development contract from a major US defense prime contractor to design and deliver complex RF subsystems for use in an airborne intelligence system.

    Endwave will hold its regularly scheduled second quarter earnings call today at 1:30 p.m. Pacific Daylight Time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors . The web cast replay will be available on-line after the earnings call at approximately 2:30 p.m. Pacific Daylight Time, and will continue to remain available for approximately 90 calendar days after the call. An audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for 5 calendar days by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally), and entering the confirmation code 8420874.

    About Endwave
    Endwave Corporation designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. Our RF modules are typically used in high-frequency applications and include integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 38 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next- generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; and our dependence on key personnel. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent annual report on Form 10-K and quarterly report on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                 June 30,    December 31,
                                                   2005          2004
                                                ----------   ------------
Assets
Current assets
Cash and cash equivalents                       $    8,474   $     14,158
Short-term investments                              13,550         10,979
Accounts receivable, net                             8,385          8,688
Inventories, net                                    15,880          7,866
Other current assets                                   785            477
Total current assets                                47,074         42,168
Property and equipment, net                          1,726          2,394
Other assets                                           104            125
Goodwill and other intangible assets, net            5,100          5,407
Total assets                                    $   54,004   $     50,094

Liabilities and stockholders' equity
Current liabilities
Accounts payable                                     6,789          3,587
Warranty accrual                                     4,141          4,488
Accrued compensation                                 1,890          1,370
Other accrued liabilities                              756          1,026
Total current liabilities                           13,576         10,471

Other long-term liabilities                            462            559
Total stockholders' equity                          39,966         39,064
Total liabilities and stockholders' equity      $   54,004   $     50,094

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                        Three months ended             Six months ended
                                    ---------------------------   ---------------------------
                                      June 30,       June 30,       June 30,       June 30,
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Total revenues                      $     12,242   $      7,576   $     21,342   $     14,193
Costs and expenses:
Cost of product revenues                   7,959          5,257         14,134          9,228
Cost of product revenues,
 amortization of intangible
 assets                                      113             --            226             --
Research and development                   1,619          1,083          3,111          2,057
Selling, general and
 administrative                            2,459          1,705          4,733          3,534
Amortization of intangible
 assets                                       39             85            101             --
Restructuring charges, net                   (46)            --            (46)         2,899
Recovery on building
 sublease                                     --             --             --           (359)
Amortization of deferred
 stock compensation                           --             --             --            204
Total costs and expenses                  12,143          8,130         22,259         17,563
Income (loss) from
 operations                                   99           (554)          (917)        (3,370)
Interest and other income, net               219            125            388            762
Net income (loss)                   $        318   $       (429)  $       (529)  $     (2,608)
Basic net income (loss) per
 share                              $       0.03   $      (0.04)  $      (0.05)  $      (0.27)
Diluted net income (loss)
 per share                          $       0.03   $      (0.04)  $      (0.05)  $      (0.27)
Weighted shares used in
 basic per share calculation          10,659,553      9,655,341     10,589,105      9,563,724
Weighted shares used in
 diluted per share
 calculation                          11,699,649      9,655,341     10,589,105      9,563,724

          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                         Three months ended             Six months ended
                                    ---------------------------   ---------------------------
                                      June 30,       June 30,       June 30,       June 30,
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Total revenues                      $     12,242   $      7,576   $     21,342   $     14,193
Costs and expenses:
Cost of product revenues                   7,959          5,257         14,134          9,228
Research and development                   1,619          1,083          3,111          2,057
Sales, general and
 administrative                            2,459          1,705          4,733          3,534
Total costs and expenses                  12,037          8,045         21,978         14,819
Income (loss) from
 operations                                  205           (469)          (636)          (626)
Interest and other income, net               219            125            388            657
Net income (loss)                   $        424   $       (344)  $       (248)  $         31
Basic net income (loss) per
 share                              $       0.04   $      (0.04)  $      (0.02)  $       0.00
Diluted net income (loss)
 per share                          $       0.04   $      (0.04)  $      (0.02)  $       0.00
Weighted shares used in
 basic per share
 calculation                          10,659,553      9,655,341     10,589,105      9,563,724
Weighted shares used in
 diluted per share
 calculation                          11,699,649      9,655,341     10,589,105     10,443,160

1. Pro forma operating results exclude restructuring charges, recovery on building sublease, amortization of deferred stock compensation, gain on sale of land and amortization of intangible assets.

                   ACTUAL TO PRO FORMA NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                         Three months ended             Six months ended
                                    ---------------------------   ---------------------------
                                      June 30,       June 30,       June 30,       June 30,
                                        2005           2004           2005           2004
                                    ------------   ------------   ------------   ------------
Net income (loss) - actual          $        318   $       (429)  $       (529)  $     (2,608)
Cost of product revenues,
 amortization of intangible assets           113             --            226             --
Amortization of intangible assets             39             85            101             --
Restructuring charges, net                   (46)            --            (46)         2,899
Recovery on building sublease                 --             --             --           (359)
Amortization of deferred stock
 compensation                                 --             --             --            204
Gain on sale of land                          --             --             --           (105)
Net income (loss) - pro forma       $        424   $       (344)  $       (248)  $         31

CONTACT: Julianne Biagini, Chief Financial Officer, +1-408-522-3105, or Mark Hebeisen, VP Marketing, +1-978-686-4400, ext. 105, both of Endwave Corporation/Web site: http://www.endwave.com /